Exhibit 4.5

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7 DAYS GROUP HOLDINGS LIMITED

SERIES B PREFERRED SHARE SUBSCRIPTION AGREEMENT

THIS SERIES B PREFERRED SHARE SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into on May 22, 2007 by and among:

(1) 7 Days Group Holdings Limited, an exempted company incorporated under the laws of the Cayman Islands (the “Company”);

(2) 7 Days Inn (Shenzhen) Co., Ltd., a wholly foreign owned enterprise organized under the laws of the People’s Republic of China (“PRC”) (the “PRC Subsidiary”);

(3) Zheng Nanyan (ID No. 440103196812216012), an individual;

(4) He Boquan (ID No. 440620196011075452), an individual;

(5) Fortune News International Limited, a company organized under the laws of the British Virgin Islands (“Fortune News”); and

(the parties (3), (4) and (5) and their respective successors, the “Founders”, and each a “Founder”);

(6) Warburg Pincus Real Estate I, L.P. ((together with its permitted successors, transferees or assignees, “WP”) collectively with He Boquan and Fortune News, the “Investors”, and each an “Investor”).

For the purpose of this Agreement, the Company, the PRC Subsidiary, and all other direct or indirect Affiliates of the foregoing, may hereinafter be referred to collectively as “Group Companies” and each individually as a “Group Company”.

RECITALS

WHEREAS, the Company owns hundred percent (100%) interest in the PRC Subsidiary; and

WHEREAS, the Company desires to allot and issue to the Investors, and the Investors desire to subscribe for, up to 7,862,216 Series B convertible preferred shares of the Company, par value US$0.125 per share (the “Series B Shares”) on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	DEFINITIONS.

Unless otherwise defined in this Agreement, capitalized terms used herein shall have the meanings assigned to them in that certain Series A Preferred Share Subscription Agreement dated November 7, 2006 by and among, inter alios, the parties hereto (the “Series A Subscription Agreement”).

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2.	AGREEMENT TO SUBSCRIBE FOR AND ALLOT SHARES.

2.1. Authorization. As of the Closing (as defined below), the Company’s Board of Directors will have authorized the allotment and issuance, pursuant to the terms and conditions of this Agreement, of up to 7,862,216 Series B Shares of the Company having the rights, preferences, privileges and restrictions as set forth in the Second Amended and Restated Memorandum and Articles of Association of the Company attached hereto as Exhibit A (the “Restated Articles”).

2.2. Agreement to Subscribe for and Allot Series B Shares. Subject to the terms and conditions hereof, the Company hereby agrees to allot and issue to each Investor, and such Investor hereby agrees to subscribe from the Company, on the date of the Closing (the “Closing Date”), that number of Series B Shares set forth opposite its name on Exhibit B. The Series B Shares to be subscribed pursuant to this Agreement will be collectively hereinafter referred to as the “Purchased Shares”. Each of Fortune News and WP shall pay its respective subscription price set forth opposite its name on Exhibit B in cash at the Closing. He Boquan shall pay his subscription price at the Closing by (i) payment of cash in an amount set forth opposite his name on Exhibit B and (ii) discharge and release of his right, title, interest and of the Company’s liability, duties and obligations under two (2) Loan Agreements dated January 7, 2007 and February 22, 2007 respectively entered into between the Company and He Boquan (collectively, the “Loan Agreements”) pursuant to which He Boquan has loaned to the Company in the aggregate principal amount of HK$30,000,000 (for the avoidance of doubt, notwithstanding the foregoing, all interests payable under the Loan Agreements shall be paid in full by the Company to He Boquan in cash within fourteen (14) days after the Closing and shall not be applied to subscribe any Series B Shares pursuant to this Agreement). The aggregate subscription price payable by all Investors (including the discharge and release of the Loan Agreements by He Boquan) shall be equal to US$15,000,000 (the “Subscription Price”). The Subscription Price payable in cash shall be paid by wire transfer of funds to a designated account of the Company, provided that wire transfer instructions are delivered to the Investors at least one (1) Business Day prior to the Closing Date.

3.	CLOSING; DELIVERY.

3.1. Closing. Subject to the fulfillment of the conditions set forth in Section 7 and Section 8 (or the waiver thereof by the Investors or the Company, as the case may be), the sale of the Purchased Shares (the “Closing”) for the aggregate Subscription Price set forth on Exhibit B shall take place remotely via the exchange of documents and signatures at the date hereof at the office of the Company or another date or location to be mutually agreed to by the parties.

3.2. Delivery. In the event that all of the conditions set forth in Section 7 and Section 8 (except payment of the Subscription Price) have been either fulfilled or waived and at the Closing, each Investor shall remit to the Company the Subscription Price (for the avoidance of doubt, solely for the purpose of this sentence, excluding the discharge and release of the Loan Agreements by He Boquan) in full in immediately available funds by telegraphic transfer, to the account specified by the Company in writing, and He Boquan shall deliver a document evidencing the discharge and release of his right, title, interest and of the Company’s liability, duties

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and obligations under the Loan Agreements (other than interests payable by the Company under the Loan Agreements which shall be paid in full to He Boquan within fourteen (14) days after the Closing), and the Company shall (a) issue and deliver to each Investor a share certificate representing the Series B Shares subscribed by such Investor, (b) enter such Investor in its Register of Members as a holder of such Series B Shares, free and clear of any Lien, evidencing such Investor’s Purchased Shares as having been issued and credited as fully paid, (c) deliver to each Investor a certified copy of the Register of Members reflecting the issuance of its respective Series B Shares and (d) deliver to each Investor all other items required at Closing under Section 7.

3.3. Fulfillment of Closing Conditions. The Covenantors (as defined below) shall use their best efforts to fulfill all conditions contained in Section 7 of this Agreement.

4.	REPRESENTATIONS AND WARRANTIES OF THE GROUP COMPANIES AND THE FOUNDERS.

The Group Companies and the Founders (collectively, the “Covenantors”), jointly and severally, hereby represent and warrant to each Investor as of the date hereof and the Closing Date, as set forth in this Section 4.

4.1. Organization, Standing and Qualification. Each Group Company is duly organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under, and by virtue of, the laws of the place of its incorporation or establishment and has all requisite power and authority to own its properties and assets and to carry on its business as now conducted and as proposed to be conducted, and to perform each of its obligations hereunder and under any agreement contemplated hereunder to which it is a party. Each Group Company is qualified to do business in each jurisdiction where failure to be so qualified would have a Material Adverse Effect.

4.2. Capitalization. Immediately prior to the Closing, the authorized share capital of the Company consists of the following:

(a) Ordinary Shares. A total of 90,000,000 authorized ordinary shares of the Company, par value US$0.125 per share (the “Ordinary Shares”), of which 60,000,000 Ordinary Shares are issued and outstanding.

(b) Series A Shares. A total of 16,000,000 authorized Series A convertible preferred shares of the Company, par value US$0.125 per share (the “Series A Shares”), of which 15,724,432 Series A Shares are issued and outstanding.

(c) Series B Shares. A total of 8,000,000 authorized Series B Shares, none of which are issued and outstanding.

(d) Options, Warrants, Reserved Share. The Company has reserved 24,000,000 Ordinary Shares for issuance upon the conversion of Series A Shares or Series B Shares (collectively, the “Preferred Shares” and each, a “Preferred Share”). Except for (i) the conversion privileges of the Preferred Shares, (ii) the preemptive rights provided in that certain Shareholders’ Agreement dated November 7, 2006, by and among, inter alios, the parties hereto (the “Original Shareholders’ Agreement”), as amended by that certain Amendment to Shareholders’ Agreement to be entered into at the Closing a form of which is attached hereto as Exhibit C (the “Amendment to Shareholders’ Agreement”) (collectively, the “Shareholders’ Agreement”), (iii) 2,897,727 Ordinary Shares

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reserved for issuance to employees pursuant to the Plan, there are no options, warrants, conversion privileges or other rights, or agreements with respect to the issuance thereof, presently outstanding to subscribe to any of the shares of the Company. Except pursuant to the Shareholders’ Agreement, no shares (including the Purchased Shares) of the Company’s outstanding share capital, or shares issuable upon exercise or exchange of any outstanding options or other shares issuable by the Company, are subject to any preemptive rights, rights of first refusal or other rights to subscribe to such shares (whether in favor of the Company or any other Person). Other than the Shareholders’ Agreement, there are no other agreements between or among the shareholders of any Group Company with respect to the equity of any Group Company.

(e) PRC Subsidiary Registered Capital. Immediately prior to the Closing, the PRC Subsidiary’s registered capital is USD16,350,000, which registered capital has been contributed in full. The Company owns hundred percent (100%) interest in the PRC Subsidiary, and the PRC Subsidiary’s registered capital is not subject to any Lien. The PRC Subsidiary is not a party to or bound by any option, agreement or arrangement to allot or issue or sell or create any Lien on any of its registered capital or any other security convertible into any registered capital or other security of the PRC Subsidiary.

4.3. Subsidiaries. Except for the Company’s ownership of the PRC Subsidiary or otherwise set forth in Exhibit D attached hereto, no Group Company presently owns or controls, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association or other entity.

4.4. Due Authorization. All corporate action on the part of the Group Companies and, as applicable, their respective officers, directors and shareholders necessary for (i) the authorization, execution and delivery of, and the performance of all obligations of the Group Companies under this Agreement, the Amendment to Shareholders’ Agreement, and any other agreements to which it is a party and the execution of which is contemplated hereunder (together the “Transaction Agreements”), and (ii) the authorization, issuance, reservation for issuance and delivery of all of the Purchased Shares being sold under this Agreement at the Closing and of the Ordinary Shares issuable upon conversion of such Purchased Shares has been taken or will be taken prior to the Closing. Each of the Transaction Agreements is a valid and binding obligation of the Group Companies, as applicable, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

4.5. Valid Issuance of Series B Shares and Ordinary Shares.

(a) The Series B Shares, when issued, sold and delivered in accordance with the terms of this Agreement and following receipt of any Subscription Price owing to the Company, will be duly and validly authorized and issued, credited as fully paid and non-assessable.

(b) The Ordinary Shares when issued upon conversion of the Series B Shares will be duly and validly authorized and issued, credited as fully paid and non-assessable.

(c) The outstanding capital shares of the Company are duly and validly authorized and issued, credited as fully paid and non-assessable, have been issued in accordance with all Applicable Laws, the Company’s Restated Articles and any relevant securities laws or pursuant to valid exemptions therefrom.

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4.6. Registration Rights. Except as provided in the Shareholders’ Agreement, neither the Company nor any other Group Company has granted or agreed to grant any Person or entity any registration rights (including piggyback registration rights) with respect to, nor is the Company obligated to list, any of the Company’s shares on any securities exchange. Except as contemplated under this Agreement and the Shareholders’ Agreement, there are no voting or similar agreements that relate to the Company’s securities.

4.7. Offshore Transaction. Neither the Company nor any of its Affiliates nor any Person acting on behalf of the Company or any of its Affiliates has engaged or will engage in “directed selling efforts” (as such term is defined in Rule 902 of Regulation S promulgated under the Securities Act (“Regulation S”)) with respect to the Series B Shares and the Company has complied and will comply with the offering restrictions of Regulation S. As of the Closing, the Company reasonably believes that no “substantial U.S. market interest” (as such term is defined in Rule 902 of Regulation S) exists in the Series B Shares or in any security of the Company which is of the same class or series as the Series B Shares.

4.8. No Lien. No Lien securing the Company’s liability, duties and obligations under the Loan Agreements exists.

4.9. No Indebtedness. Except as disclosed in Exhibit E hereto and the Loan Agreements, none of the Group Companies has any indebtedness for borrowed money, absolute or contingent, that it has directly or indirectly created, incurred, assumed or guaranteed, and no Group Company is a guarantor or indemnitor of any liability, obligation or indebtedness of any Person, and no Founder is a guarantor or indemnitor of any liability, obligation or indebtedness of any Group Company, and no Founder has pledged or created any Lien over any of his interest in the securities of any Group Company.

5.	REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.

Each Investor, severally but not jointly, represents and warrants to the Company that (i) such Investor has all requisite power, authority and capacity to enter into this Agreement and the Amendment to Shareholders’ Agreement, and to perform its obligations under this Agreement and the Amendment to Shareholders’ Agreement, (ii) this Agreement has been duly authorized, executed and delivered by such Investor, (iii) this Agreement and the Amendment to Shareholders’ Agreement, when executed and delivered by such Investor, will constitute valid and legally binding obligations of such Investor, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

6.	COVENANTS OF THE FOUNDERS.

Each of the Founders shall, at his own expense, fully comply with all requirements and obligations of the PRC authorities with respect to their holding of the Ordinary Shares, Purchased Shares, Ordinary Shares issuable upon conversion of Series B Shares or other securities in the Company on a continuing basis, including, but not limited to receiving all approval, consents and permits from and fulfilling the reporting requirements with the Shenzhen Branch of the State Administration of Foreign Exchange (the “SAFE”), in a timely manner, as required under the Circular of the State Administration of Foreign Exchange on Relevant

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Issues concerning Foreign Exchange Administration of Financing and Inbound Investment through Offshore Special Purpose Companies by PRC Residents (the “SAFE Circular”), and other relevant obligations imposed by the PRC authorities and obtaining all consents, approvals and permits required by the PRC authorities in connection therewith.

7.	CONDITIONS TO INVESTORS’ OBLIGATIONS AT THE CLOSING.

The obligation of each Investor to subscribe for Series B Shares at the Closing is subject to the fulfillment or valid written waiver signed by each Investor, on or prior to the Closing (unless otherwise indicated below), of the following conditions:

7.1. Representations and Warranties True and Correct. The representations and warranties made by the Covenantors in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made on and as of such date.

7.2. Performance of Obligations. Each of the Covenantors shall have performed and complied in all material respects with all agreements, obligations and conditions contained in the Transaction Agreements that are required to be performed or complied with by it on or before the Closing.

7.3. Proceedings and Documents. All corporate approvals and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incidental to such transactions shall be completed and reasonably satisfactory in substance and form to each Investor, and each Investor shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request

7.4. Approvals, Consents and Waivers. Each Group Company shall have obtained any and all approvals, consents and waivers necessary for consummation of the transactions contemplated by this Agreement, including, but not limited to, (a) all permits, authorizations, approvals, consents or permits of any Governmental Authority or regulatory body, and (b) the waiver by the existing shareholders of the Company of any anti-dilution rights, rights of first refusal, preemptive rights and all similar rights that may exist in connection with the issuance of the Series B Shares.

7.5. Compliance Certificate. The Covenantors shall deliver to each Investor a certificate, dated the Closing Date, signed by the Company’s Chief Executive Officer or director, the legal representative of the PRC Subsidiary and each of the Founders, certifying that conditions set forth in Section 7 have been fulfilled.

7.6. Securities Laws. The allotment and issuance of Series B Shares, and the issuance of Ordinary Shares upon conversion of Series B Shares shall be exempt from the registration and/or qualification requirements of all applicable securities laws in any jurisdiction.

7.7. No Material Adverse Effect. There shall have been no Material Adverse Effect since the date of this Agreement.

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7.8. Amendment to Constitutional Documents. The Restated Articles in the form attached hereto as Exhibit A shall have been duly adopted by the Company by all necessary corporate action of its Board and its shareholders.

7.9. Execution of Amendment to Shareholders’ Agreement. The Company shall have delivered to the Investors the Amendment to Shareholders’ Agreement, in substantially the form attached hereto as Exhibit C, duly executed by the Company and all other parties thereto (other than the Investors).

7.10. Citigroup Debt Financing. Each Investor shall have been satisfied with the preliminary terms of a loan to be provided by Citigroup to the Group Companies in the principal amount of not less than US$40,000,000.

7.11. Discharge of Loan Agreements. He Boquan shall deliver a document evidencing the discharge and release of his right, title, interest and of the Company’s liability, duties and obligations under the Loan Agreements (other than interests payable by the Company under the Loan Agreements which shall be paid in full to He Boquan within fourteen (14) days after the Closing).

8.	CONDITIONS TO COMPANY’S OBLIGATIONS AT THE CLOSINGS.

The obligations of the Company under this Agreement with respect to the Investors are subject to the fulfillment or valid written waiver by the Company at or before the Closing of the following conditions:

8.1. Representations and Warranties. The representations and warranties of each Investor contained in Section 5 hereof shall be true and correct as of the Closing Date.

8.2. Payment of Subscription Price. Each Investor shall have delivered to the Company the Subscription Price in accordance with Sections 2 and 3.

8.3. Securities Exemptions. The allotment and issuance of Series B Shares and issuance of Ordinary Shares upon conversion of Series B Shares shall be exempt from the registration and/or qualification requirements of all applicable securities laws.

8.4. Execution of Amendment to Shareholders’ Agreement. Each Investor shall have executed and delivered to the Company the Amendment to Shareholders’ Agreement in substantially the form attached hereto as Exhibit C.

8.5. Discharge of Loan Agreements. He Boquan shall deliver a document evidencing the discharge and release of his right, title, interest and of the Company’s liability, duties and obligations under the Loan Agreements (other than interests payable by the Company under the Loan Agreements which shall be paid in full to He Boquan within fourteen (14) days after the Closing).

9.	MISCELLANEOUS.

9.1. Governing Law. Except with respect to the references in this Agreement to the Securities Act, this Agreement shall be governed by and construed exclusively in accordance with the laws of Hong Kong.

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9.2. Survival. The provisions of Sections 4, 5 and 6 contained herein shall survive the closing of the transactions contemplated by this Agreement.

9.3. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto whose rights or obligations hereunder are affected by such amendments. Except any assignment by an Investor to its Affiliates, this Agreement and the rights and obligations therein may be not assigned by any Investor without the written consent of any parties hereto. This Agreement and the rights and obligations therein may not be assigned by the Covenantors without the written consent of all Investors.

9.4. Entire Agreement. This Agreement, the Shareholders’ Agreement, any other Transaction Agreements, and the schedules and exhibits hereto and thereto, which are hereby expressly incorporated herein by this reference constitute the entire understanding and agreement between the parties with regard to the subject matter hereof and thereof; provided, however, that nothing in this Agreement or related agreements shall be deemed to terminate or supersede: (a) the provisions of any confidentiality and nondisclosure agreements executed by the parties hereto prior to the date hereof which agreements shall continue in full force and effect until terminated in accordance with their respective terms; or (b) the Series A Subscription Agreement.

9.5. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, upon delivery; (b) when sent by facsimile at the number set forth on Exhibit F, upon receipt of confirmation of error-free transmission; (c) five (5) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other parties as set forth on Exhibit F; or (d) three (3) Business Days after deposit with an overnight delivery service, postage prepaid, addressed to the other parties as set forth on Exhibit F with next Business Day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

Each Person making a communication hereunder by facsimile shall promptly confirm by telephone to the Person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 9.5 by giving, the other party written notice of the new address in the manner set forth above.

9.6. Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of the Company and the Investors. Any amendment or waiver effected in accordance with this Section 9.6 shall be binding upon all parties hereto, and their respective assigns.

9.7. Delays or Omissions. No delay or omission in exercising any right, power or remedy accruing to any party hereto, upon any breach or default of any other party hereto under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement or any waiver of any

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provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any party shall be cumulative and not alternative.

9.8. Finder’s Fees. Each of the Covenantors hereby represents and warrants to the Investors that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and hereby agrees to indemnify and to hold harmless the Investors from and against any liability for any commission or compensation in the nature of a finder’s fee of any broker or other Person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the indemnifying party or any of its employees or representatives are responsible.

9.9. Interpretation; Titles and Subtitles. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement.

9.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

9.11. Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement that most nearly effects the parties’ intent in entering into this Agreement.

9.12. Confidentiality and Non-Disclosure. The parties hereto agree to be bound by the confidentiality and non-disclosure provisions of Section 6 of the Original Shareholders’ Agreement.

9.13. Further Assurances. Each party shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.

9.14. Dispute Resolution.

(a) Negotiation Between Parties. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties within thirty (30) days, Section 9.14(b) shall apply.

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(b) Arbitration. In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with Section 9.14(a) above, such dispute shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (the “UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this Section 9.14(b). The arbitration tribunal shall consist of three (3) arbitrators to be appointed according to the UNCITRAL Rules. The language of the arbitration shall be English. The award of the arbitrators shall be final and binding. The parties understand and agree that this Section 9.14(b) regarding arbitration shall not prevent any party from pursuing equitable or injunctive relief in a judicial forum to compel another party to comply with this provision, to preserve the status quo prior to the invocation of arbitration under this Section 9.14(b), or to prevent or halt actions that may result in irreparable harm. A request for such equitable or injunctive relief shall not waive this arbitration provision.

9.15. WP Rights. Any rights of WP under this Agreement may, without prejudice to the rights of WP to exercise any such rights, be exercised by Warburg Pincus Asia LLC (“WP Asia”) or any other fund manager of WP or its nominees (“WP Manager”), unless WP has (a) given notice to the other parties that any such rights cannot be exercised by WP Asia or a WP Manager; and (b) not given notice to the other parties that such notice which is given under this Section 9.15(a) has been revoked.

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IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

COMPANY

7 Days Group Holdings Limited

By:	/s/ He Boquan
Name:	He Boquan
Title:	Director

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IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

PRC SUBSIDIARY

7 Days Inn (Shenzhen) Co., Ltd.

By:	/s/ Zheng Nanyan
Name:	Zheng Nanyan
Title:	Legal Representative

[SIGNATURE PAGE TO SERIES B PREFERRED SHARE SUBSCRIPTION AGREEMENT]

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IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

FOUNDERS:

/s/ He Boquan
HE BOQUAN

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IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

FOUNDERS:

/s/ Zheng Nanyan
ZHENG NANYAN

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IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

FOUNDERS:

FORTUNE NEWS INTERNATIONAL LIMITED

By:	/s/ Zheng Nanyan
Name:	Zheng Nanyan
Title:	Director

[SIGNATURE PAGE TO SERIES B PREFERRED SHARE SUBSCRIPTION AGREEMENT]

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IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

/s/ He Boquan
HE BOQUAN

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IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

FORTUNE NEWS INTERNATIONAL LIMITED

By:	/s/ Zheng Nanyan
Name:	Zheng Nanyan
Title:	Director

[SIGNATURE PAGE TO SERIES B PREFERRED SHARE SUBSCRIPTION AGREEMENT]

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IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

WARBURG PINCUS REAL ESTATE I, L.P.

By:	Warburg Pincus Real Estate I GP, LLC
As General Partner

	By:	Warburg Pincus Partners, LLC,
Its sole member

		By:	Warburg Pincus & Co.,
Its managing member

		By:	/s/ Timothy J. Curt
		Name:	Timothy J. Curt
		Title:	Partner

[SIGNATURE PAGE TO SERIES B PREFERRED SHARE SUBSCRIPTION AGREEMENT]

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LIST OF EXHIBITS

Exhibit A	Restated Articles

Exhibit B	Purchased Shares

Exhibit C	Amendment to Shareholders’ Agreement

Exhibit D	Group Structure Chart

Exhibit E	Outstanding Indebtedness

Exhibit F	Notice

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EXHIBIT A

RESTATED ARTICLES

[SEE TAB 12]

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EXHIBIT B

PURCHASED SHARES

Investors	Number of Series B Shares Subscribed	Subscription Price for Series B Shares

He Boquan	3,555,918	US$	2,938,037 and discharge and release He Boquan’s right, title, interest and the Company’s liability, duties and obligations (other than payment of interests) under the Loan Agreements.

Warburg Pincus Real Estate I, L.P.	3,047,522	US$	5,814,243

Fortune News International Limited	1,258,776	US$	2,401,566

TOTAL	7,862,216	US$	15,000,000

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EXHIBIT C

AMENDMENT TO SHAREHOLDERS’ AGREEMENT

[SEE TAB 2]

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EXHIBIT D

GROUP STRUCTURE CHART

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EXHIBIT E

OUTSTANDING INDEBTEDNESS

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EXHIBIT F

NOTICE

For the purpose of the notice provisions contained in the Transaction Agreements, the following are the initial addresses of each party thereto:

7 DAYS GROUP HOLDINGS LIMITED

10F, Guitian Building, 705 Guangzhou Da Dao Road, Guangzhou

Post Code:	510290
Fax Number:	(8620) 8922-5507
Attention:	Zheng Nanyan

7 Days Inn (Shenzhen) Co., Ltd.

10F, Guitian Building, 705 Guangzhou Da Dao Road, Guangzhou

Post Code:	510290
Fax Number:	(8620) 8922-5507
Attention:	Zheng Nanyan

HE BOQUAN

Guangdong Jinri Investment Co., Ltd., 32F, Metro Plaza, No. 183 – 187 North Tianhe Road, Guangzhou

Post Code:	510000
Fax Number:	(8620) 8755-5221
Attention:	He Boquan

ZHENG NANYAN

10F, Guitian Building, 705 Guangzhou Da Dao Road, Guangzhou

Post Code:	510290
Fax Number:	(8620) 8922-5507
Attention:	Zheng Nanyan

FORTUNE NEWS INTERNATIONAL LIMITED

10F, Guitian Building, 705 Guangzhou Da Dao Road, Guangzhou

Post Code:	510290
Fax Number:	(8620) 8922-5507
Attention:	Zheng Nanyan

EXECUTION COPY

WARBURG PINCUS REAL ESTATE I, L.P.

c/o Warburg Pincus Asia LLC

Suite 6703 Two International Finance Centre

8 Finance Street

Hong Kong

Fax Number:	(852) 2521-3869
Attention:	Joseph Gagnon